Exhibit 99.1

News for Immediate Release

Contact: Dana Arvidson
Investor Relations
First Marblehead
800 Boylston Street, 34th FL
Boston, MA 02199
617.638.2065

First Marblehead’s Pre-tax Operating Results Improve 27% Year-Over-Year as Monogram®-based Loan Originations Climb 134%

BOSTON, MA, February 7, 2013 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2013 as well as the six month period ended December 31, 2012.  Results for the three and six months ended December 31, 2012 included facilitated loan volumes, income and expenses of our subsidiary Cology LLC (“Cology”) since October 19, 2012.

Total facilitated loan volumes for the quarter ended December 31, 2012, were $66.9 million, including $49.7 million facilitated by Cology.  Monogram-based facilitated loan volumes for the quarter totaled $17.2 million, up $5.1 million, or 42%, from the same period a year ago.  For the six months ended December 31, 2012, total facilitated loan volumes were $151.4 million, including $101.7 million of Monogram loans, an increase of 134% year-over-year.

“We are very pleased by the substantial increase in our Monogram volumes, a key contributor to our improved financial results,” said Daniel Meyers, Chairman and Chief Executive Officer. “Combined with originations from Cology and the opportunity to offer additional Monogram-based services to their client base, we believe that First Marblehead continues to strengthen its competitive position in the student loan marketplace,” added Mr. Meyers.

For the second quarter of fiscal 2013, the Company recorded a net loss from continuing operations of $12.3 million, or $(0.12) per common share, compared to a net loss from continuing operations of $3.8 million, or $(0.03) per common share, for the second quarter of fiscal 2012.  The increase in the net loss from continuing operations was attributable to a $12.6 million income tax benefit recorded in the second quarter of fiscal 2012.  The net loss from continuing operations, before income taxes was $11.9 million for the quarter ended December 31, 2012, compared to a net loss from continuing operations, before income taxes of $16.4 million for the quarter ended December 31, 2011, an improvement of 27%.

For the six months ended December 31, 2012, the Company recorded a net loss from continuing operations of $26.2 million, or $(0.25) per common share, compared to a net loss from continuing operations of $22.6 million, or $(0.20) per common share, for the same period a year ago.  The net loss from continuing operations, before income taxes improved 27%, or $9.5 million, to $25.4 million.  The improvement was driven by a $6.1 million, or 34% increase, in revenues attributable in part to increases in net interest income and administrative fee income. During the six month period, total expenses fell $4.8 million, or 9%, on declines in marketing costs of $2.4 million attributable to lower loan acquisition costs as well as $1.7 million in lower expenses associated with special servicing of the NCSLT trusts as the Company transitioned these services to another provider during the quarter ended December 31, 2012.

Company Liquidity

As of December 31, 2012, the Company had $182.5 million in cash, cash equivalents and short-term investments compared to $186.8 million at September 30, 2012.

The decrease of $4.3 million from the prior quarter resulted primarily from $13.7 million to fund operations as well as $4.7 million used in connection with the acquisition of a substantial portion of the operating assets of Cology, Inc.  These outflows were offset by the growth in bank deposits, net of purchases of investment securities and funding of education loans, of $14.8 million.

Net operating cash usage* for the six months ended December 31, 2012 was $24.5 million, a $4.8 million, or 16% reduction, from the same six month period a year ago.

* See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Thursday, February 7, 2013 at 5:00 p.m. Eastern time to discuss its operating results.  Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 6926004.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10024783.  The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. Through its subsidiary, Union Federal Savings Bank, First Marblehead offers private education loans, residential and commercial mortgage loans and retail savings, money market and time deposit products. For more information, please see www.unionfsb.com. First Marblehead also offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services as well as life-of-loan servicing for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity, including the characteristics, pricing or performance of future Monogram-based private education loan portfolios, and our expectations as to future financial success, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of February 7, 2013. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, facilitated loan volumes and resulting cash flows or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; our success in designing, implementing and commercializing private education loan programs through Union Federal, including receipt of and compliance with regulatory approvals and conditions with respect to such programs; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, regulatory action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and First Marblehead, including any challenge to tax refunds previously received as a result of the audit being conducted by the Internal Revenue Service; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; our success in integrating the operations of Cology LLC and realizing the anticipated benefits of our acquisition of a substantial portion of the operating assets of Cology, Inc., including additional fee-based revenues; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables; and the other factors set forth under the caption “Part I – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 8, 2012. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts, Union Federal or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital markets receptivity to securities backed by private education loans; and interest rate trends. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended December 31, 2012 and 2011
(Unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2012	2011	2012	2011
Revenues:
Net interest income:
Interest income	$1,367	$726	$2,560	$1,280
Interest expense	(341)	(231)	(614)	(470)
Net interest income	1,026	495	1,946	810
Provision for loan losses	46	82	120	254
Net interest income after provision for loan losses	1,072	577	2,066	1,064
Non-interest revenues:
Tuition payment processing fees	7,374	7,196	14,798	14,475
Administrative and other fees	2,386	2,109	5,801	4,498
Fair value changes to service revenue receivables	381	(3,200)	1,219	(2,252)
Total non-interest revenues	10,141	6,105	21,818	16,721
Total revenues	11,213	6,682	23,884	17,785
Non-interest expenses:
Compensation and benefits	10,396	10,188	19,209	21,089
General and administrative	13,006	13,532	30,401	33,312
Total non-interest expenses	23,402	23,720	49,610	54,401
Loss from operations	(12,189)	(17,038)	(25,726)	(36,616)
Other income :	281	639	281	1,763
Loss from continuing operations, before income taxes	(11,908)	(16,399)	(25,445)	(34,853)
Income tax expense (benefit) from continuing operations	375	(12,631)	770	(12,292)
Loss from continuing operations	(12,283)	(3,768)	(26,215)	(22,561)
Discontinued operations, net of taxes	—	1,198,036	—	1,128,871
Net (loss) income	$(12,283)	$1,194,268	$(26,215)	$1,106,310
Net (loss) income per basic common share:
From continuing operations	$(0.12)	$(0.03)	$(0.25)	$(0.20)
From discontinued operations	—	10.85	—	10.23
Total basic (loss) net income per share	$(0.12)	$10.82	$(0.25)	$10.03
Net (loss) income per diluted common share:
From continuing operations	$(0.12)	$(0.03)	$(0.25)	$(0.20)
From discontinued operations	—	10.85	—	10.22
Total diluted net (loss) income per share	$(0.12)	$10.82	$(0.25)	$10.02
Weighted-average common shares outstanding
Basic	104,903	101,492	103,482	101,413
Diluted	104,903	110,381	103,482	110,363

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2012 and June 30, 2012
(Unaudited)
(dollars in thousands)

	December 31, 2012	June 30, 2012
Assets
Cash and cash equivalents	$127,408	$123,497
Short-term investments, at cost	55,095	85,007
Restricted cash	127,793	65,401
Investments available-for-sale, at fair value	80,068	68,598
Education loans held-to-maturity, net of allowance of $1,464 and $1,309	50,661	33,095
Mortgage loans held-to-maturity, net of allowance of $604 and $591	10,313	7,811
Deposits for participation interest accounts, at fair value	9,637	4,039
Service revenue receivables, at fair value	16,004	16,341
Goodwill	20,066	19,548
Intangible assets, net	25,518	20,922
Property and equipment, net	5,928	4,570
Other assets	9,732	8,976
Total assets	$538,223	$457,805
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$126,680	$83,428
Restricted funds due to clients	167,447	104,981
Accounts payable, accrued expenses and other liabilities	14,843	18,133
Income taxes payable	24,381	23,414
Net deferred income tax liability	1,070	861
Total liabilities	334,421	230,817
Commitments and contingencies:
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 20,000 shares authorized; 0 and 133 shares issued and outstanding	—	1
Common stock, par value $0.01 per share; 250,000 shares authorized; 119,780 and 110,658 shares issued; 111,060 and 102,002 shares outstanding	1,197	1,106
Additional paid-in capital	454,785	452,726
Accumulated deficit	(66,842)	(40,627)
Treasury stock, 8,720 and 8,656 shares held, at cost	(186,901)	(186,828)
Accumulated other comprehensive income	1,563	610
Total stockholders’ equity	203,802	226,988
Total liabilities and stockholders’ equity	$538,223	$457,805

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Six Months Ended December 31, 2012 and 2011
(Unaudited)
(dollars in thousands)

The following tables present certain loan metrics for the three and six months ended December 31, 2012 and December 31, 2011:

	Three months ended December 31,
	2012				2011
	Partnered Lending	Union Federal	Cology LLC	Total	Partnered Lending	Union Federal	Total
	(dollars in thousands)
Facilitated Loans	$13,203	$4,009	$49,734	$66,946	$3,015	$9,090	$12,105
Disbursed Loans	16,129	6,022	58,300	80,451	5,054	9,740	14,794

	Six months ended December 31,
	2012				2011
	Partnered Lending	Union Federal	Cology LLC	Total	Partnered Lending	Union Federal	Total
	(dollars in thousands)
Facilitated Loans	$76,292	$25,387	$49,734	$151,413	$17,813	$25,571	$43,384
Disbursed Loans	49,206	18,947	58,300	126,453	12,310	17,219	29,529

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” and that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash required to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statement of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourages the use of, and emphasis on, non-GAAP financial metrics and requires companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its non-interest expenses and  liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account net fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

 In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations before income taxes, for the three and six months ended December 31, 2012 and 2011 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a non-GAAP Financial Measure
For the Three and Six Month Periods Ended December 31, 2012 and 2011
(Unaudited)
(dollars in thousands)

	Three months ended December 31,		Six months ended December 31,
	2012	2011	2012	2011
Loss from continuing operations, before income taxes	$(11,908)	$(16,399)	$(25,445)	$(34,853)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(381)	3,200	(1,219)	2,252
Cash receipts from service revenue receivables	444	26	1,556	54
Depreciation and amortization	988	1,263	1,994	2,497
Stock-based compensation	1,081	1,180	2,149	2,522
TMS deferred revenue	(2,368)	(2,874)	(910)	(2,093)
Other, net of cash flows from FMDS in 2011	(1,527)	179	(2,634)	326
Non-GAAP net operating cash usage	$(13,671)	$(13,425)	$(24,509)	$(29,295)